Colombia Energy Resources, Inc.

Restricted Stock Unit Agreement

Granted Under

2010 Equity Incentive Plan (the “Plan”)

1.           Grant of Award

This Agreement (the “Agreement”) evidences the grant by Colombia Energy Resources, Inc., a Delaware corporation (the “Company”), on January 3, 2012 (the “Grant Date”) to ____________ (the “Participant”) of 35,700 restricted stock units of the Company (individually, an “RSU” and collectively, the “RSUs”). Each RSU represents the right to receive one share of the common stock, $0.001 par value per share, of the Company (“Common Stock”) as provided in this Agreement. The shares of Common Stock that are issuable under the RSUs are referred to in this Agreement as “Shares.” Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

2.           Vesting; Forfeiture; Change of Control

a.            This award shall vest on the date of the 2012 annual meeting of the shareholders of the Company.

b.            In the event that the Participant’s directorship with the Company is terminated by reason of death or Disability, or in the event that the Participant shall resign or is asked to resign his or her directorship for a suitable cause (as determined by the Committee) this award shall be fully vested and the date of the Participant’s death, Disability or resignation shall be a Vesting Date. If the Participant is removed as a director for Cause or is asked to resign for Cause before the end of his or her term, then the RSU would lapse and the Participant would have to rights to the Shares.

c.            In the event of a dissolution or liquidation of the Company; a sale of substantially all of the Company’s assets; a merger or consolidation involving the Company in which the Company is not the surviving corporation; or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Company Stock receive securities of another corporation and/or other property, including cash, this award shall immediately vest.

3.           Distribution of Shares

a.            The Shares will not be distributed to the Participant until he is no longer a director of the Company or until a change of control event as provided in Section 2(c) above (the “Termination Date”). Thereafter the Shares shall be distributed to the Participant (or to the Participant’s estate in the event of his or her death), as soon as administratively practicable, but in no event later than 60 days after such Termination Date.

b.            The Company shall not be obligated to issue to the Participant the Shares upon the Termination Date unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.

4.           Restrictions on Transfer

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein, except by will or the laws of descent and distribution.

5.           Dividend and Other Shareholder Rights

Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the RSUs granted hereunder until the Shares have been delivered to the Participant.

6.           Provisions of the Plan; Reorganization Event

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

7.           Withholding Taxes; Section 83(b) Election

a.            No Shares will be delivered pursuant to the vesting of an RSU unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this award. The Participant shall have the right to satisfy this requirement in whole or in part in accordance with Section 15(b) of the Plan.

b.            The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986 may be filed with respect to this award.

8.           Market Stand Off

The Participant hereby agrees that he or she shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by the Participant (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The obligations described in this Section 8 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with a legend with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period. The Recipient agrees to execute a market standoff agreement in customary form consistent with the provisions of this Section 8.

9.           Miscellaneous

a.            No Rights to Directorship; Forfeiture of Unvested RSUs upon Directorship Termination. The Participant acknowledges and agrees that the vesting of the RSUs pursuant to Section 2 hereof is earned only by continuing service as a director of the Company. The Participant further acknowledges and agrees that (i) the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued appointment as a director for the vesting period, for any period, or at all, and (ii) in the event that the Participant ceases to be a director of the Company for any reason or no reason, except as otherwise provided in Section 2 or Section 6 above, all of the RSUs that are unvested as of the time the Participant ceases to be a director shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such termination.

b.            Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

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c.          Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

d.          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

e.          Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the last known address of such person or at such other address as either party shall designate to the other in accordance with this Section 9(e).

f.           Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

g.          Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

h.          Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

i.           Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of New York without regard to any applicable conflicts of laws.

j.           Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement and the Plan; (ii) understands the terms and consequences of this Agreement; (iii) is fully aware of the legal and binding effect of this Agreement; and (iv) understands that the Law Office of Ronald N. Vance & Associates has acted as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

k.          Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COLOMBIA ENERGY RESOURCES, INC.

By:
Ronald G. Stovash, Chief Executive Officer

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing RSU and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2010 Equity Incentive Plan.

PARTICIPANT:

Name:
Address:

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